Exhibit 10.7

English Translation

Sales and Purchase Contract of Polysilicon

No.: 2007007

Date: 31-10-2007

Address: Shanghai

Party A: Zhejiang Yuhui Solar Energy Source Co. Ltd.

Address: No. 8 Baoqun Road, Yaozhuang Town, Jiashan, Zhejiang, China

Tel: 0573-84773058            Fax: 0573-84773383

Party B: Daqo New Materials Co., Ltd.

Address: Chemical Industry Park, Wanzhou District, Chongqing 404000, China

Tel: 023-58820766            Fax: 023-58820788

Zhejiang Yuhui Solar Energy Source Co., Ltd. (hereinafter referred to as “Party A”) and Daqo New Material Co., Ltd. (hereinafter referred to as “Party B”), on the basis of equality, free will and fairness, abiding by the principle of long-term cooperation and mutual development and through friendly negotiations, hereby enter into this Contract, on and subject to the terms and conditions as set forth below:

1. Subject matter

Solar grade polysilicon (hereinafter referred to as “Goods”).

2. Quantity (ton), unit price (RMB), total amount (RMB), supply time

Year	2008	2009	2010	2011	2012
Quantity (ton)	150-200	300	500	500	500

Unit price	The unit price is RMB 1,700 /kg during the first half year and RMB 1,650 during the second half year.	The parties shall negotiate the price every three months.	The parties shall negotiate the price every three months.	The parties shall negotiate the price every three months.	The parties shall negotiate the price every three months.

Goods supply	Jul.~ Dec., 25-33 ton/month	Jan.~ Dec., 25 ton/month	Jan.~ Dec., 42 ton/month	Jan.~ Dec., 42 ton/month	Jan.~ Dec., 42 ton/month

Total quantity: 1,950~2,000

Total amount: subject to actual amount dominated in RMB

Notes:

1. The above prices include value-added tax.

2. Definition of market price: The transaction price of batch goods (more than ten tons) on current domestic spot market.

3. Time of determining price: The price is determined on a quarterly basis. The price of the following quarter shall be determined during the 20th to 30th days of the last month of each quarter. The price shall be confirmed in the form of Price Confirmation through friendly negotiation by both parties in good faith. If no agreement is reached through negotiation, the price at which a third party agrees to purchase goods of the same quality (over 10 tons) from Party B in the current period shall prevail.

4. Party A and Party B shall give priority to guaranteeing the quantity under this contract. If Party B has goods in excess of the agreed quantity, Party B shall give priority to supplying them to Party A under the same conditions.

5. Both parties have taken into adequate consideration the impact of the floating factors of market energy price upon the contract price. Once the price is determined, during each corresponding performing period, neither party shall delay the performance of or refuse to perform this Contract due to change of market price.

3. Technical requirements and quality specification

Please refer to Attachment I.

4. Price, document and transportation requirements

4.1 The Price is described in Article 2 hereunder and denominated in RMB. The prices for the goods delivered in and after 2009 which have not been determined hereunder shall be determined by both parties when signing the subcontract through friendly negotiation based on the prevailing market price.

4.2 Document requirements: value-added invoice shall be issued.

4.3 Price: Ex-works price.

5. Payment terms

Party A shall make payment to Party B in accordance with the following terms.

5.1 Advance payment: the total advance payment for the first year of this Contract is RMB 200 million (RMB two hundred million). The amount of the advance payment for each following year shall be determined by both parties through friendly negotiation in the third quarter of the previous year.

5.2 After this Contract becomes effective, Party A shall remit RMB 100 million (RMB one hundred million) of the aforesaid advance payment by wire transfer to the account designated by Party B before November 30, 2007, the remaining RMB 100 million shall be remitted by wire transfer to the account designated by Party B before December 31, 2007.

5.3 Payment: Party B shall supply goods according to the delivery schedule hereunder. Party A shall make payment by wire transfer to the account designated by Party B in advance according to the quantity and amount information provided by Party B. Party B shall arrange delivery upon receipt of payment. Payment for the current goods will be deducted from the advance payment item by item, until the advance payment is used up. Corresponding VAT invoice shall be provided by Party B.

6. Packaging, Marking, Lead Time and Delivery Condition

6.1 Package: Party B shall provide packages to the delivered goods suitable for long-distance transportation and ensure that the goods are free from damage and contamination upon arrival at the warehouse designated by Party A, excluding those caused by force majeure or due to the carrier or insurance company’s responsibility. Goods shall be packaged in both inner and outer package (every 5kg shall be packaged in an inner package and every 30kg shall be packaged in an outer package). The inner package is PE bag with double layer of air-proof and outer package is carton (paper barrel).

6.2 Marking: indicate manufacturer, production batch number, specifications, weight and date of production on the outer package and inner package according to Party A’s requirements.

6.3 Place of delivery: the place of delivery shall be the warehouse of Party B’s plant. Party A is entitled to designate people to inspect the goods at the warehouse before shipment.

6.4 Transfer of ownership: upon departure from Party B’s warehouse, ownership of the goods shall be transferred to Party A. As for incidents such as loss, shortage and damage during the transportation, Party A shall claim against the carrier for compensation. Party B shall actively provide related materials upon request.

6.5 Delivery date: please refer to Article 2 of this contract for specific delivery date.

7. Quality guarantee

Quality of goods means that the goods shall meet the provisions hereunder as well as domestic and overseas industry standards in terms of performance, specifications, appearance, material, manufacturing, workmanship, etc. Please refer to Attachment I for relevant quality standards. Party B shall provide its formal test report for each batch of goods, which includes at least the specifications in Attachment I and shall be affixed with Party B’s official seal. Party B shall also provide its test report for trial-production and initial batch of products.

8. Inspection

8.1 Upon arrival of the goods at Party A’s warehouse, Party A will make inspection based on the quality standards in Attachment I. Inspection method, inspection instruments and reagents are in conformity with the domestic and overseas industry standards. In case of any quality objection, Party A shall inform Party B by fax within 15 days from the day the goods leave Party B’s warehouse. If no written notice is received Party A within 15 days, the goods are deemed qualified. Upon receipt of such notice, Party B shall forthwith assign persons to take the sample together with Party A’s representative and deliver them through express mail to an independent inspection institution acceptable to both parties for re-inspection, which shall be the final result. The expenses thus incurred shall be borne by the party whose opinion is untenable. If the inspection result upholds Party A’s opinion, Party A shall be entitled to request for return or replacement of goods and Party B shall bear the direct expenses arising therefrom, including freight, warehousing expenses, labor cost, etc.

8.2 Since the inspection by Party A is a sample inspection, which means inspection over part of the goods or inspection and/or test over part of the performances of part of the goods, passing such inspection and/or test does not mean that all the products comply with all quality requirements and does not exempt Party B from its responsibility for quality compliance.

9. Validation, term and termination

9.1 This Contract shall be effective after signed and affixed with seal by the representatives of both parties until December 31, 2012. Neither party shall terminate this Contract for any reason other than those as set forth in Articles 9 and 10. The extension of this Contract and new transaction conditions may be reached through negotiation by both parties three months prior to the expiry of this Contract.

9.2 Should either party be prevented from performing its obligations hereunder for more than two months due to force majeure, the other party may give a written notice to terminate this Contract.

9.3 This Contract can be terminated through negotiations by both parties.

9.4 If Party A or Party B fails to perform the obligations stipulated under this Contract and doesn’t make any remedy for the failure to perform or the breach of obligations within 15 days after the other party makes the demand, the other party is entitled to terminate the Contract by written notice.

9.5 If the contract is terminated for reasonable cause, such as bankruptcy, application for bankruptcy, company reorganization or similar applications and liquidation, Party B shall refund the remaining advance payment to Party A within 7 working days after the receipt of Party A’s written termination notice based on reasonable cause.

9.6 Confidentiality, quality, liability for breach of contract and dispute resolution provisions under this Contract shall survive expiration, termination or invalidity.

10. Liabilities for breach of contract

10.1 The defaulting party shall be liable to the other party for breach of contract and pay the liquidated damages. If the other party suffers damages and the liquidated damages are not enough to cover, the defaulting party shall compensate the amount gap. If the liquidated damages are too higher or too lower than the incurred damages, either party may apply to the people’s court or the arbitration authority for proper reduction or addition on the amount.

10.2 Should either party fail to perform or fully perform this contract (except Party B’s delays in delivery or that the delivered amount is less than the required amount ,which are stipulated in Article 10.2 ), the defaulting party shall pay the other party liquidated damages, which are 5‰ of the amount of the breached contract. However, if the two parties negotiate to amend or terminate this contract, it is deemed as breach of contract.

10.3 If Party B delays in delivery or delivers the goods less than the required amount, Party B shall pay Party A liquidated damages, which are 1% of the total invoice amount of this batch. If Party A doesn’t accept goods according to the delivery schedule or reject the qualified goods, Party A shall Party B liquidated damages, which are 1% of the total invoice amount of this batch. Either party shall inform the other party 10 days in advance and get the approval if it wants to increase or reduce the contract quantity or change the delivery time, otherwise the defaulting party shall assume economical responsibility.

10.4 Actual expenses incurred by Party A for Party B’s mistake in delivery to Party A during the period of custody shall be borne by Party B. In case of Party A’s overdue payment, Party A shall, in accordance with the People’s Bank of China’s related provisions on overdue payment, pay liquidated damages for overdue payment to Party B.

10.5 All the liquidated damages, compensations, custody fee, maintenance fee and other economical cost shall be remitted to the other party within 10 days after the responsibility has been specified, otherwise it is treated as overdue payment, but neither party can recoup it by retaining the products or payment at its own discretion.

10.6 Since 2008 is the first year Party B starts production, the actual supply amount for every month may be adjusted according to the actual production status of Party B, but the total amount for the year shall remain unchanged. Therefore, the adjustment of the supply amount for 2008 shall not be deemed as breach of contract and doesn’t fall under the breach of contract clause.

10.7 Other matters shall be in accordance with the Contract Law of the People’s Republic of China

11. Confidentiality

11.1 Each party shall keep strictly confidential of the other party’s business secrets which have not been publicly disclosed but have been known by the party during cooperation, and shall not disclose to any third party without the other party’s written consent except as otherwise required by law. Besides, neither party shall use it in any inappropriate way for purposes not provided in this Contract; otherwise the disclosing party shall bear all the responsibilities arised therefrom and compensate for the loss.

11.2 Each party shall keep confidential of both parties’ business information mentioned in this Contract, and shall not disclose to a third party.

11.3 Each party’s obligations under this Contract shall survive upon termination of this Contract. Each party shall continue to abide by the confidentiality clause under this Contract and perform its confidentiality obligations, until released by the other party or no damage is caused to the other party as a result of breaching the confidentiality clause hereunder.

12. Force Majeure

12.1 Force Majeure refers to unforeseable, unpreventable or unavoidable events after this Contract takes effect, such as earthquake, typhoon, flood, fire and war, directly affecting the performance of this Contract or performance according to stipulated requirements.

12.2 The affected party shall notify the other party about the event of force majeure immediately and provide detailed information of the event and proof of evidence within fifteen days.

12.3 In the event of force majeure, both parties shall seek a reasonable solution to minimize the effects of the event.

12.4 If force majeure lasts thirty (30) days, both parties shall, through friendly consultations, determine whether to terminate this Contract or continue performance of this Contract.

13. Dispute Settlement

13.1 The validity, interpretation and performance of this Contract and its amendment as well as all the matters arising from this Contract and its amendment shall be governed by relevant laws of the People’s Republic of China.

13.2 Any dispute arising from the interpretation or the performance of the contract shall be settled primarily through friendly negotiation between both parties. The negotiation should be completed within thirty (30) days.

13.3 If no settlement can be reached through negotiation, the disputes shall be submitted to the China International Economic and Trade Arbitration Commission Shanghai Branch by either party.

13.4 During the occurrence and settlement of the disputes, both parties shall continue to exercise their rights and perform their obligations under this Contract.

14. Miscellaneous

14.1 This Contract is executed in two originals in Chinese, one of which shall be held by each party.

14.2 This Contract and its attachments constitute all the agreement between both parties regarding the subject matter under this contract and prevail over all the previous negotiations, discussions and agreements which reached between the two parties.

14.3 Anything not included herein may be negotiated by both parties in the form of agreement, which is also regarded as attachments to this Contract. The attachments to this Contract shall enjoy the same legal effect as this Contract. All the letters, faxes and emails confirmed by both parties shall be deemed an integral part of this Contract and enjoy the same legal effect.

14.4 This Contract shall take effect upon execution (Note: This Contract shall be signed and sent back to the other party. It is deemed as effective if no objection was raised and no contract is sent back again within 24 hours).

14.5 Any amendment to this Contract shall become effective upon entering into a written agreement between both parties. Any manual supplementation, alteration or cutting of this Contract by either party shall be invalid and illegal.

14.6 Failure by either party in compulsorily requiring the other party to abide by any term or condition hereunder does not constitute a waiver thereof.

14.7 If any clause of this Contract is deemed as invalid, illegal or unenforceable to any extent, such clause shall be segregated from the main contract and the remaining clauses shall remain effective to the maximum extent permitted by law.

14.8 Failure or delay by either party in exercising any right, power or privilege under this Contract shall not constitute a waiver thereof, solely or partial exercise of any right, power or privilege does not interfere the party with exercise of any other right, power or privilege.

14.9 The attachments hereto shall form an integral part of this Contract and enjoy the same legal effect as the clauses of the main contract. In case of any discrepancy between the main contract and the attachments, the former shall prevail.

Zhejiang Yuhui Solar Energy Source Co. Ltd.	Daqo New Materials Co., Ltd.

(Seal)	(Seal)

Representative signature:	Representative signature:

/s/ Li Xianshou	/s/ Xu Xiangkai

Note: The following is intentionally left blank.

Attachment I

	Item	Specification

	Acceptor (B)	<1 ppba

	Donor (P)	<2 ppba

	Carbon (C)	<1 ppma

Specific resistance	P type	≥200 Ω.cm

	N type	≥60 Ω.cm

	Minority carrier life	≥300 Ω.cm

	Metal impurities	<0.1 ppm

	Size	Bar-shaped or irregular briquets. Diameter of bars≤ 150mm. Length of briquets shall be determined by both parties through negotiation. Diameter of briquets shall be less than 100mm.

	Package method	The goods shall be packed in an inner package and an outer package. Each 5-kilo of the goods shall be packed in an inner package, and each 30-kilo of the goods shall be packed in an outer package. The inner package is PE bag with double layer of air-proof and outer package is carton (paper barrel).